UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2024

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2024, Charles Goodroe tendered his resignation from his position as Chief Accounting Officer of Bakkt Holdings, Inc. (the “Company”), to be effective as of May 22, 2024. Mr. Goodroe’s resignation did not result from any disagreement with the Company. Upon the effectiveness of Mr. Goodroe’s resignation, Karen Alexander, the Company’s Chief Financial Officer and principal financial officer, will assume the role of the Company’s principal accounting officer. A summary of Ms. Alexander’s biographical and business experience is in the Company’s definitive proxy statement for its 2024 annual meeting filed on April 19, 2024, which summary is incorporated by reference herein.

Item 8.01	Other Events.

On May 2, 2024, the Company announced a reduction in force that is expected to result in the termination of 28 employees, which represents approximately 13% of the Company’s non-call center, full-time workforce. The reduction in force is a component of a broader strategic review of the Company’s operations that is intended to more effectively align resources with business priorities. Substantially all of the employees impacted by the reduction in force were notified of the reduction on May 2, 2024 and will exit the Company in the second quarter of 2024. The Company estimates that it will incur expenses in a range of $0.8 million to $1.0 million related to the reduction in force, substantially all of which will relate to employee severance and benefits costs and will be recognized in the second quarter of 2024.

Forward-Looking Statements

Item 8.01 of this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements about the estimated costs of the reduction in force, the number of positions affected by the reduction in force, the time frame for completion of, recognition of charges and cost savings associated with, the reduction in force, and statements containing the words such as “approximate,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “may,” “potential,” and other similar expressions. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that actual results may differ materially. Important factors that could cause actual results to vary from expectations include, but are not limited to: the timing of full implementation of the reduction in force program; any unintended consequences from the program that impact our business; efficiency and cost savings initiatives, including actions thereunder and the expected impact; potential business decisions and the other factors discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to us on the date of this report. We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 3, 2024

BAKKT HOLDINGS, INC.

By:	/s/ Marc D’Annunzio
	Name:	Marc D’Annunzio
	Title:	General Counsel and Secretary